UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 28, 2006

(Date of Report)

00-027866

(Commission File No.)

VYREX CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

88-0271109

(I.R.S. Employer Identification No.)

2159 Avenida de la Playa, La Jolla, CA 92037 (858) 454-4446

(Address, including zip code, and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On December 30, 2005, J.H. Cohn LLP, an independent registered public accounting firm, resigned as our principal independent accountants.

J.H. Cohn LLP’s reports on their audits of our financial statements for the years ended December 31, 2004 and 2003 included explanatory paragraphs regarding our ability to continue as a going concern. Such reports did not contain an adverse opinion or a disclaimer of opinion nor were they modified as to uncertainty, audit scope or accounting principles.

In connection with their audits of our financial statements for the years ended December 31, 2004 and 2003 and to the date of their resignation, we had no disagreements with J.H. Cohn LLP with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedures of the type discussed in Item 304(a)(iv) of Regulation S-B.

We have provided J.H. Cohn LLP with a copy of this report prior to filing it with the Securities and Exchange Commission (SEC). We requested that J.H. Cohn LLP furnish a letter addressed to the SEC stating whether J.H. Cohn LLP agrees with the above statements. A letter from J.H. Cohn LLP is attached as Exhibit 16 to this Form 8-K.

Vyrex Corporation is in the process of searching for new principal independent accountants. A Form 8-K will be filed when new principal independent accountants are engaged.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

16	A letter from J.H. Cohn LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYREX CORPORATION

By:	/s/ G. Dale Garlow
G. Dale Garlow President and Chief Executive Officer

Date: February 28, 2006